LOTSOFF CAPITAL MANAGEMENT INVESTMENT TRUST
EXHIBIT 12(B) TO FORM N-CSR


I, Seymour N. Lotsoff, hereby certify that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  June 6, 2006

/s/ Seymour N. Lotsoff
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Seymour N. Lotsoff
President


I, Margaret M. Baer, hereby certify that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15
            U.S.C. 78m(a) or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  June 6, 2006

/s/ Margaret M. Baer
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Margaret M. Baer
Secretary and Treasurer